UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements with Mr. David Lamadrid and Vince Capponi
On February 2, 2009, we entered into employment agreements (the “Agreements”) with David Lamadrid and with Vince Capponi (collectively, the “Employees,” and individually, the “Employee”). Such Agreements were entered into on February 2, 2009 but were retroactively effective as of January 1, 2009.

Pursuant to Mr. Capponi’s Agreement, we renewed his appointment as our Chief Operating Officer (the “COO”) to perform the services and duties that are normally and customarily associated with the COO position as well as other associated duties as our Chief Executive Officer reasonably determines. Mr. Capponi’s employment has a term of one (1) year with an initial base compensation of $205,303 payable in equal semi-monthly installments in accordance with our usual practice.

Pursuant to Mr. Lamadrid’s Agreement, we renewed his appointment as our Chief Financial Officer (the “CFO”) to perform the services and duties that are normally and customarily associated with the CFO position as well as other associated duties as our Chief Executive Officer reasonably determines.  Mr. Lamadrid’s employment has a term of one (1) year with an initial base compensation of $175,000 payable in equal semi-monthly installments in accordance with our usual practice.

Both Agreements provide a condition for early termination whereby the Employee may be terminated within 15 calendar days of notice for “justifiable cause”. In addition, we have the right to suspend the Employee from his position and duties without compensations if they engage in certain unacceptable actions until either the action is dropped or a final adjudication of the Employee’s actions is made by a court of competent jurisdiction. Finally, we have the right to terminate the Employee’s employment in the event of such Employee’s permanent disability, with the disability benefits being activated 90 days after such termination.

Under the terms of the Agreements, each Employee is prohibited from disclosing any of our confidential information, directly or indirectly, or using such information either during the term of his employment or at any time thereafter, except as required in the course of his employment with us.  In addition, the Employee is prohibited for a period of one (1) year from his respective separation date with us from engaging in any business in competition with us in the United States.

Complete copies of the Agreements with Mr. Lamadrid and Mr. Capponi are attached to this current report as Exhibits 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
10.1	Employment Agreement with David Lamadrid Effective February 2, 2009.
10.2	Employment Agreement with Vince Capponi Effective February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Medasorb Technologies Corporation

By:	/s/ David Lamadrid
Name: David Lamadrid
Title: Chief Financial Officer

Dated: February 4, 2009